Exhibit 99

VIACOMCBS

EARNINGS PRESS RELEASE | MAY 6, 2021

VIACOMCBS REPORTS Q1 2021 EARNINGS RESULTS

- **Drove Robust Global Streaming Revenue Growth, up 65% Year-Over-Year, Fueled by Strong Increases in Users and Product Monetization**
  - **Added 6M Global Streaming Subscribers to Reach 36M Total Streaming Subscribers in the Quarter, and Increased Global Pluto TV MAUs by 6M to Reach Nearly 50M Global MAUs**
  - **Delivered 69% Year-Over-Year Growth in Streaming Subscription Revenue, Driven by the Significant Momentum of Paramount+**
  - **Generated 62% Year-Over-Year Growth in Streaming Advertising Revenue, Reflecting the Continued Domestic Growth and International Expansion of Pluto TV**
- **Increased Advertising Revenue 21% Year-Over-Year and Affiliate Revenue 5% Year-Over-Year, Both Exclude Streaming Revenue**
- **Achieved Strong Total Company Growth in Revenue, Operating Income, Adjusted OIBDA, as well as Reported and Adjusted Diluted Earnings Per Share**

STATEMENT FROM

BOB BAKISH
President & CEO

"In Q1, we accelerated our expansion in streaming with the launch of Paramount+ further enhancing ViacomCBS' ecosystem of premium, pay and free services. The strong consumer response we have seen is evident in today's numbers – we have grown global streaming revenue 65 percent year-over-year and we added 6M global streaming subscribers, driven by Paramount+, to reach 36M streaming subscribers globally. In addition, we now have almost 50M global Pluto TV MAUs. Our early momentum in streaming is a testament to the breadth and relevance of our differentiated offerings, as well as our opportunities for growth through Paramount+, as we continue to ramp the availability of live sports, original series and blockbuster movies over the course of the year. ViacomCBS also achieved another strong quarter of results in our advertising and affiliate businesses, which continue to demonstrate the extraordinary power of our company to reach audiences and deliver for our partners globally."

Q1 2021 RESULTS*

QUARTER ENDED MARCH 31
$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS

GAAP	2021	2020	B/(W) %
Revenues	$ 7,412	$ 6,499	14 %
Operating income	1,528	902	69
Net earnings from continuing operations attributable to ViacomCBS	899	501	79
Diluted EPS from continuing operations attributable to ViacomCBS	1.42	0.81	75
Operating cash flow from continuing operations	$ 1,651	$ 357	362 %
Non-GAAP[1]			
Adjusted OIBDA	$ 1,627	$ 1,245	31 %
Adjusted net earnings from continuing operations attributable to ViacomCBS	961	690	39
Adjusted diluted EPS from continuing operations attributable to ViacomCBS	1.52	1.12	36
Free cash flow	$ 1,589	$ 306	419 %

[1] Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
*During the fourth quarter of 2020, ViacomCBS entered into an agreement to sell Simon & Schuster, which was previously reported as the Publishing segment. Simon & Schuster has been presented as a discontinued operation in the company's consolidated financial statements for all periods.

VIACOMCBS Q1 2021 EARNINGS

OVERVIEW OF Q1 REVENUE

REVENUE BY TYPE

- Advertising revenue, which excludes streaming revenue, grew 21% year-over-year, driven by CBS' broadcasts of *Super Bowl LV* and NCAA Tournament games, which were partially offset by lower linear impressions.
- Affiliate revenue, which excludes streaming revenue, increased 5% year-over-year, reflecting higher reverse compensation and retransmission fees, as well as expanded distribution, partially offset by a decline in cable subscribers.
- Streaming revenue rose 65% year-over-year:
  - Streaming advertising revenue grew 62% year-over-year, driven by advertising on Pluto TV, Paramount+ and other digital video platforms.
  - Streaming subscription revenue grew 69% year-over-year, reflecting 63% growth in global streaming subscribers.

ADVERTISING REVENUE* **+21%** YOY

AFFILIATE REVENUE* **+5%** YOY

*Excludes streaming revenue

QUARTER ENDED MARCH 31
$ IN MILLIONS

	2021	2020	$ B/(W)	%
Advertising	$ 2,681	$ 2,219	$ 462	21 %
Affiliate	2,075	1,968	107	5
Streaming	816	494	322	65
▪ Advertising	428	265	163	62
▪ Subscription	388	229	159	69
Theatrical	1	167	(166)	(99)
Licensing and other	1,839	1,651	188	11
Total Revenues	**$ 7,412**	**$ 6,499**	**$ 913**	**14 %**

GLOBAL STREAMING HIGHLIGHTS

- Global streaming subscribers rose to 36M in Q1, adding 6M subscribers.
  - Subscriber additions in the quarter were led by Paramount+.
    - On Paramount+, the biggest drivers of sign-ups were live sports and specials, including the Super Bowl, NCAA Tournament, UEFA Champions League, *Oprah with Meghan and Harry* and The Grammy Awards, as well as kids' content, including programming from the *SpongeBob* universe and *iCarly*, and original programming, including *The Stand* and *Star Trek: Discovery*.
    - Original programming, content from cable brands and Paramount movies drove almost half of Paramount+ subscriber engagement.
    - Globally, Nickelodeon programming was a significant driver of sign-ups and engagement on Paramount+.
  - SHOWTIME OTT delivered its best quarter ever in sign-ups, streams and hours watched, driven by originals, including *Your Honor* and *Shameless*, as well as theatricals.
- Global Pluto TV MAUs rose to nearly 50M, adding 6M global MAUs in the quarter.
  - Pluto TV MAUs grew both domestically and internationally.
  - Pluto TV international expansion continued, launching in France in Q1.

STREAMING REVENUE **+65%** YOY

STREAMING ADVERTISING REVENUE **+62%** YOY

STREAMING SUBSCRIPTION REVENUE **+69%** YOY

STREAMING SUBSCRIBERS *Global* **36M** ↑6M

PLUTO TV MAUs *Global* Nearly **50M** ↑6M

VIACOMCBS

2

VIACOMCBS Q1 2021 EARNINGS

REPORTING SEGMENTS

TV ENTERTAINMENT | **CABLE NETWORKS** | **FILMED ENTERTAINMENT**

TV ENTERTAINMENT

- In Q1, CBS was the most-watched network in Prime, Daytime and Late Night and claimed the quarter's top broadcast program, top 3 dramas, top 5 comedies and top news magazine.
- Revenue grew 19% mainly driven by CBS' broadcasts of tentpole sporting events and subscriber growth at Paramount+, partially offset by the timing of licensing.
  - Advertising revenue, which excludes streaming revenue, increased 40% year-over-year, reflecting CBS' broadcasts of *Super Bowl LV* and NCAA Tournament games, partially offset by lower linear impressions.
  - Affiliate revenue, which excludes streaming revenue, grew 11% year-over-year, driven by growth in reverse compensation and retransmission fees.
  - Streaming revenue rose 58%, primarily due to subscriber growth at Paramount+ and *Super Bowl LV* digital advertising.
  - Licensing and other revenue decreased 17% due to a lower volume of licensing principally from COVID-related production delays.
- Adjusted OIBDA decreased 22% year-over-year, reflecting the company's investments in Paramount+.

CBS ENTERTAINMENT | Paramount+ | CBS NEWS | CBS SPORTS | CBS TELEVISION STATIONS | CBS STUDIOS

CBS

THE #1 BROADCAST NETWORK IN PRIME

Based on Live+7 P2+ impressions; true for both 1Q'21 & Season-to-Date (Sept-April)

#1 BROADCAST SERIES
The Equalizer

TOP 3 DRAMAS
#1 The Equalizer / #2 NCIS / #3 FBI

TOP 5 COMEDIES
#1 Young Sheldon / #2 The Neighborhood / #3 Mom / #4 Bob Hearts Abishola / #5 B Positive

#1 NEWS MAGAZINE
60 Minutes


60
55
50
45

Source: Based on Live+7 P2+ impressions; series claims based on new episodes only for 1Q'21.

QUARTER ENDED MARCH 31
$ IN MILLIONS

	2021	2020	$ B/(W)	%
Revenue	$ 3,511	$ 2,947	$ 564	19 %
▪ Advertising	1,807	1,288	519	40
▪ Affiliate	693	623	70	11
▪ Streaming	322	204	118	58
▪ Licensing and other	689	832	(143)	(17)
Expenses	3,062	2,374	(688)	(29)
Adjusted OIBDA	$ 449	$ 573	$ (124)	(22) %

VIACOMCBS
3

VIACOMCBS Q1 2021 EARNINGS

REPORTING SEGMENTS (CONT.)

CABLE NETWORKS

- In Q1, ViacomCBS owned the most top 30 cable networks among P2+ and P18-49 and more top 30 kids' series than any other cable family; Showtime had the top 2 scripted shows on premium cable.
- Revenue increased 14% year-over-year, driven by growth in licensing, as well as higher streaming advertising and streaming subscription revenue.
  - Advertising revenue, which excludes streaming revenue, decreased 7% year-over-year, largely because of a decline in domestic advertising, partially offset by higher international advertising.
  - Affiliate revenue, which excludes streaming revenue, grew 3% year-over-year, reflecting expanded distribution and contractual rate increases, partially offset by linear subscriber declines.
  - Streaming revenue grew 70% year-over-year, fueled by advertising revenue growth from Pluto TV and other digital video platforms, as well as growth in subscribers for subscription streaming services, including SHOWTIME OTT, BET+ and Noggin.
  - Licensing and other revenue increased 82% year-over-year, driven by the licensing of programming to Paramount+ and third parties.
- Adjusted OIBDA increased 49% year-over-year as a result of the increase in revenue. Expenses increased 1% due to higher participations, which were substantially offset by lower advertising expenses from the broadcast of fewer original programs, and savings from restructuring activities.

VIACOMCBS

MOST TOP 30 CABLE NETWORKS

P2+ & P18-49

MORE TOP 30 KIDS' SERIES THAN ANY OTHER CABLE FAMILY

SHOWTIME

TOP 2 PREMIUM SCRIPTED SERIES

#1 Your Honor
#2 Shameless

ViacomCBS Cable Nets: Total Day C3 impressions for P2+/P18-49; Excludes Spanish-Language Networks.
ViacomCBS Cable Series: Live+7 impressions for K2-11; new episodes only, reflects programs with 3+ T/C. Excludes sports/WWE and news. 15+ min. program duration.
Showtime: Live+7 P2+ impressions; new episodes (minimum of 3 episodes in quarter); #1 Your Honor, #2 Shameless.

QUARTER ENDED MARCH 31
$ IN MILLIONS

	2021	2020	$ B/(W)	%
Revenue	$ 3,259	$ 2,858	$ 401	14 %
• Advertising	878	945	(67)	(7)
• Affiliate	1,382	1,345	37	3
• Streaming	494	290	204	70
• Licensing and other	505	278	227	82
Expenses	2,075	2,064	(11)	(1)
Adjusted OIBDA	$ 1,184	$ 794	$ 390	49 %









VIACOMCBS

4

VIACOMCBS Q1 2021 EARNINGS

REPORTING SEGMENTS (CONT.)

FILMED ENTERTAINMENT

- Revenue grew 23% year-over-year, reflecting growth in licensing revenues partially offset by a decline in theatrical revenue.
  - Theatrical revenue was immaterial in the quarter as a result of the closure or reduction in capacity of movie theaters in response to COVID-19.
  - Licensing and other revenue increased 55% year-over-year because of higher revenue from the licensing of programming to Paramount+ and third parties, as well as revenue from the licensing of Miramax titles.
- Adjusted OIBDA increased $177 million primarily due to higher licensing revenue, compared to the prior-year period, which included higher distribution costs associated with theatrical releases during the first quarter of 2020.

QUARTER ENDED MARCH 31
$ IN MILLIONS

	2021	2020	$ B/(W)	%
Revenue	$ 997	$ 811	$ 186	23 %
▪ Theatrical	1	167	(166)	(99)
▪ Licensing and other	996	644	352	55
Expenses	793	784	(9)	(1)
Adjusted OIBDA	$ 204	$ 27	$ 177	656 %

BALANCE SHEET & LIQUIDITY

- In Q1, ViacomCBS generated $1.7B of operating cash flow from continuing operations and $1.6B of free cash flow[†].
- As of March 31, 2021, the company had $5.5B of cash on its balance sheet and a committed $3.5B revolving credit facility that remains undrawn.
- In March, ViacomCBS completed the early redemption of senior notes maturing in 2022 and 2023 for a total $2.0B.
- In March, the company also raised $2.7B of capital through an offering of Class B common stock and mandatory convertible preferred stock.

$1.7B
Q1 Operating Cash Flow from Continuing Operations

$1.6B
Q1 Free Cash Flow[†]

$5.5B
Cash on Balance Sheet

$3.5B
Undrawn Revolving Credit Facility

† Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.

VIACOMCBS

5

ViacomCBS (NASDAQ: VIAC; VIACA) is a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+, Pluto TV and Simon & Schuster, among others. The company delivers the largest share of the U.S. television audience and boasts one of the industry’s most important and extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, ViacomCBS provides powerful capabilities in production, distribution and advertising solutions for partners on five continents. For more information about ViacomCBS, please visit www.viacomcbs.com and follow @ViacomCBS on social platforms. VIAC-IR This communication contains both historical and forward-looking statements, including statements related to our future results and performance. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in consumer behavior, as well as evolving technologies, distribution platforms and packaging; the impact on our advertising revenues of changes in consumers’ content viewership, deficiencies in audience measurement and advertising market conditions; our ability to maintain attractive brands and our reputation, and to offer popular programming and other content; increased costs for programming, films and other rights; competition for content, audiences, advertising and distribution; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies, including our streaming initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; the impact of COVID-19 (and other widespread health emergencies or pandemics) and measures taken in response thereto; domestic and global political, economic and/or regulatory factors affecting our businesses generally; liabilities related to discontinued operations and former businesses; the loss of key talent and strikes and other union activity; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS VIACOMCBS Q1 2021 EARNINGS 6 ABOUT VIACOMCBS

7 CONTACTS VIACOMCBS Q1 2021 EARNINGS PRESS INVESTORS Justin Dini Executive Vice President, Corporate Communications (212) 846-2724 justin.dini@viacomcbs.com Peter Collins Vice President, Corporate Communications (917) 826-4182 peter.collins@viacomcbs.com Justin Blaber Senior Director, Corporate Communications (646) 823-6616 justin.blaber@viacomcbs.com Pranita Sookai Director, Corporate Communications (718) 316-2182 pranita.sookai@viacomcbs.com Anthony DiClemente Executive Vice President, Investor Relations (917) 796-4647 anthony.diclemente@viacomcbs.com Jaime Morris Vice President, Investor Relations (646) 824-5450 jaime.morris@viacomcbs.com Robert Amparo Manager, Investor Relations (347) 223-1682 robert.amparo@viacomcbs.com

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited; in millions, except per share amounts) Quarter Ended March 31, 2021 2020 Revenues $ 7,412 $ 6,499 Costs and expenses: Operating 4,363 3,956 Selling, general and administrative 1,422 1,298 Depreciation and amortization 99 112 Restructuring and other corporate matters — 231 Total costs and expenses 5,884 5,597 Operating income 1,528 902 Interest expense (259) (241) Interest income 13 14 Loss on extinguishment of debt (128) — Other items, net 1 (28) Earnings from continuing operations before income taxes and equity in loss of investee companies 1,155 647 Provision for income taxes (226) (134) Equity in loss of investee companies, net of tax (18) (9) Net earnings from continuing operations 911 504 Net earnings from discontinued operations, net of tax 12 15 Net earnings (ViacomCBS and noncontrolling interests) 923 519 Net earnings attributable to noncontrolling interests (12) (3) Net earnings attributable to ViacomCBS $ 911 $ 516 Amounts attributable to ViacomCBS: Net earnings from continuing operations $ 899 $ 501 Net earnings from discontinued operations, net of tax 12 15 Net earnings attributable to ViacomCBS $ 911 $ 516 Basic net earnings per common share attributable to ViacomCBS: Net earnings from continuing operations $ 1.44 $ .82 Net earnings from discontinued operations $ .02 $ .02 Net earnings $ 1.46 $ .84 Diluted net earnings per common share attributable to ViacomCBS: Net earnings from continuing operations $ 1.42 $ .81 Net earnings from discontinued operations $ .02 $ .02 Net earnings $ 1.44 $ .84 Weighted average number of common shares outstanding: Basic 622 614 Diluted 631 616

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited; in millions, except per share amounts) At At March 31, 2021 December 31, 2020 ASSETS Current Assets: Cash and cash equivalents $ 5,499 $ 2,984 Receivables, net 7,310 7,017 Programming and other inventory 1,137 1,757 Prepaid and other current assets 1,027 1,391 Current assets of discontinued operations 514 630 Total current assets 15,487 13,779 Property and equipment, net 1,994 1,994 Programming and other inventory 10,755 10,363 Goodwill 16,591 16,612 Intangible assets, net 2,815 2,826 Operating lease assets 1,527 1,602 Deferred income tax assets, net 981 993 Other assets 3,785 3,657 Assets held for sale 27 28 Assets of discontinued operations 811 809 Total Assets $ 54,773 $ 52,663 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 612 $ 571 Accrued expenses 1,663 1,714 Participants’ share and royalties payable 2,070 2,005 Accrued programming and production costs 1,392 1,141 Deferred revenues 1,010 978 Debt 19 16 Other current liabilities 1,512 1,391 Current liabilities of discontinued operations 423 480 Total current liabilities 8,701 8,296 Long-term debt 17,768 19,717 Participants’ share and royalties payable 1,351 1,317 Pension and postretirement benefit obligations 2,070 2,098 Deferred income tax liabilities, net 852 778 Operating lease liabilities 1,517 1,583 Program rights obligations 212 243 Other liabilities 2,058 2,158 Liabilities of discontinued operations 212 220 Redeemable noncontrolling interest 189 197 Commitments and contingencies ViacomCBS stockholders’ equity: 5.75% Series A Mandatory Convertible Preferred Stock, par value $.001 per share; 25 shares authorized and 10 shares issued (2021) — — Class A Common Stock, par value $.001 per share; 55 shares authorized; 41 (2021) and 52 (2020) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,108 (2021) and 1,068 (2020) shares issued 1 1 Additional paid-in capital 32,866 29,785 Treasury stock, at cost; 503 (2021 and 2020) Class B shares (22,958) (22,958) Retained earnings 11,144 10,375 Accumulated other comprehensive loss (1,882) (1,832) Total ViacomCBS stockholders’ equity 19,171 15,371 Noncontrolling interests 672 685 Total Equity 19,843 16,056 Total Liabilities and Equity $ 54,773 $ 52,663

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in millions) Quarter Ended March 31, 2021 2020 Operating Activities: Net earnings (ViacomCBS and noncontrolling interests) $ 923 $ 519 Less: Net earnings from discontinued operations, net of tax 12 15 Net earnings from continuing operations 911 504 Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities: Depreciation and amortization 99 112 Deferred tax provision 95 153 Stock-based compensation 52 87 Loss on extinguishment of debt 128 — Equity in loss of investee companies, net of tax and distributions 18 9 Change in assets and liabilities 348 (508) Net cash flow provided by operating activities from continuing operations 1,651 357 Net cash flow provided by (used for) operating activities from discontinued operations 72 (1) Net cash flow provided by operating activities 1,723 356 Investing Activities: Investments (40) (46) Capital expenditures (62) (51) Proceeds from sale of investments 213 146 Other investing activities (25) — Net cash flow provided by investing activities 86 49 Financing Activities: Repayments of short-term debt borrowings, net — (186) Repayment of long-term debt (2,117) — Dividends paid on common stock (151) (152) Proceeds from issuance of preferred stock 983 — Proceeds from issuance of common stock 1,672 — Purchase of Company common stock — (58) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (35) (50) Proceeds from exercise of stock options 408 5 Other financing activities (37) (38) Net cash flow provided by (used for) financing activities 723 (479) Effect of exchange rate changes on cash, cash equivalents and restricted cash (19) (29) Net increase (decrease) in cash, cash equivalents and restricted cash 2,513 (103) Cash, cash equivalents and restricted cash at beginning of period (includes $135 (2021) and $202 (2020) of restricted cash) 3,119 834 Cash, cash equivalents and restricted cash at end of period (includes $133 (2021) and $142 (2020) of restricted cash) $ 5,632 $ 731

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the quarters ended March 31, 2021 and 2020 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to ViacomCBS, and adjusted diluted EPS from continuing operations (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income, earnings from continuing operations before income taxes, provision for income taxes, net earnings from continuing operations attributable to ViacomCBS or diluted EPS from continuing operations, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP. Quarter Ended March 31, 2021 2020 Operating income (GAAP) $ 1,528 $ 902 Depreciation and amortization (a) 99 112 Restructuring and other corporate matters (b) — 231 Adjusted OIBDA (Non-GAAP) $ 1,627 $ 1,245 (a) The quarter ended March 31, 2020 includes accelerated depreciation of $12 million for technology that was abandoned in connection with synergy plans related to the merger of Viacom Inc. with and into CBS Corporation (the “Merger”). (b) Primarily reflects severance and exit costs as well as other costs related to the Merger.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)

	Quarter Ended March 31, 2021			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to ViacomCBS	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 1,155	$ (226)	$ 899	$ 1.42
Items affecting comparability:				
Loss on extinguishment of debt	128	(30)	98	.16
Gain on marketable securities	(20)	5	(15)	(.03)
Discrete tax items [(a)]	—	(21)	(21)	(.03)
Adjusted (Non-GAAP)	$ 1,263	$ (272)	$ 961	$ 1.52

(a) Primarily reflects tax benefits from the resolution of certain state income tax matters and excess tax benefits from the vesting or exercise of stock-based compensation awards.

	Quarter Ended March 31, 2020			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to ViacomCBS	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 647	$ (134)	$ 501	$ .81
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	231	(47)	184	.30
Depreciation of abandoned technology [(b)]	12	(3)	9	.02
Discrete tax items	—	(4)	(4)	(.01)
Adjusted (Non-GAAP)	$ 890	$ (188)	$ 690	$ 1.12

(a) Primarily reflects severance and exit costs as well as other costs related to the Merger.

(b) Reflects accelerated depreciation for technology that was abandoned in connection with synergy plans related to the Merger.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Free Cash Flow Free cash flow is a non-GAAP financial measure. Free cash flow reflects our net cash flow provided by operating activities from continuing operations less capital expenditures. Our calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to our operations. Our net cash flow provided by operating activities from continuing operations is the most directly comparable GAAP financial measure. Management believes free cash flow provides investors with an important perspective on the cash available to us to service debt, make strategic acquisitions and investments, maintain our capital assets, satisfy our tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. Free cash flow is among several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by our investors, analysts and industry peers for purposes of valuation and comparison of our operating performance to other companies in our industry. As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by operating activities from continuing operations as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. The following table presents a reconciliation of our net cash flow provided by operating activities from continuing operations to free cash flow. Quarter Ended March 31, 2021 2020 Net cash flow provided by operating activities from continuing operations (GAAP) $ 1,651 $ 357 Capital expenditures (62) (51) Free cash flow (Non-GAAP) $ 1,589 $ 306